UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2008

TORRENT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-19949	84-1153522
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

One SW Columbia Street, Suite 640 Portland, Oregon 97258 (Address of principal executive offices)
(503) 224-0072
(Registrant's telephone number, including area code)

No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation.

On May 15, 2008, Torrent Energy Corporation (the "Company") executed a short-term promissory note in the amount of $207,854 (the "Note") in favor of YA Global Investments, L.P. ("Lender"), due June 5, 2008.  The Note accrues interest from the date of issuance at the rate of twelve percent (12%) per annum.  Repayment of principal, together with accrued interest, may be made at any time without penalty.  Upon the occurrence of an "Event of Default," as defined in the Note, all amounts owing under the Note shall bear interest at the rate of the lower of seventeen percent (17%) or the maximum rate permitted by law per annum, and Lender may declare the entire unpaid balance of the Note immediately due and payable.  In connection with the issuance of the Note, the Company granted a security interest in substantially all of the assets of the Company as collateral for the payment and performance of the obligations of the Company to Lender under the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

Date: May 21, 2008	By:	/s/ Peter J. Craven
Peter J. Craven
Chief Financial Officer